Exhibit 10 (ix)
---------------














                                 MONROE BANCORP

                     EXECUTIVES' DEFERRED COMPENSATION PLAN

               (As Amended and Restated Effective January 1, 1999)

                                 MONROE BANCORP
                     EXECUTIVES' DEFERRED COMPENSATION PLAN
               (As Amended and Restated Effective January 1, 1999)


                                TABLE OF CONTENTS
                                -----------------

ARTICLE                                                                    PAGE
-------                                                                    ----

         INTRODUCTION .....................................................  1

I.       DEFINITIONS  .....................................................  1

         1.1      Accounting Date..........................................  1
         1.2      Board....................................................  1
         1.3      Committee................................................  1
         1.4      Company..................................................  1
         1.5      Incentive Compensation...................................  1
         1.6      Deferral Account.........................................  1
         1.7      Disability...............................................  1
         1.8      Effective Date...........................................  1
         1.9      Employee.................................................  1
         1.10     Employer.................................................  2
         1.11     Participant..............................................  2
         1.12     Participant Salary Deferral Contributions................  2
         1.13     Participation Agreement..................................  2
         1.14     Plan ....................................................  2
         1.15     Plan Year................................................  2
         1.16     Rabbi Trust..............................................  2

II.      ELIGIBILITY AND PARTICIPATION.....................................  2

III.     CONTRIBUTIONS AND ALLOCATIONS.....................................  2

         3.1      Participant Salary Deferral Contributions................  2
         3.2      Participation Agreement..................................  3
         3.3      Allocation of Contributions and Earnings.................  4

IV.      INVESTMENT OF CONTRIBUTIONS.......................................  4

         4.1      Investments..............................................  4
         4.2      Unsecured Contractual Rights.............................  5


                                      -i-
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V.       DISTRIBUTIONS.....................................................  5

         5.1      Time of Payment of Benefits..............................  5
         5.2      Method of Payment of Benefits............................  5
         5.3      Benefit Payment Elections................................  5
         5.4      Death of the Participant and Beneficiary Designation.....  6

VI.      PLAN ADMINISTRATION...............................................  6

         6.1      Administration by the Committee..........................  7
         6.2      Powers and Responsibilities of the Committee.............  7
         6.3      Liabilities..............................................  8
         6.4      Claims Procedure.........................................  8
         6.5      Income and Employment Tax Withholding....................  9

VII.     AMENDMENT AND TERMINATION OF THE PLAN.............................  9

         7.1      Amendment of the Plan....................................  9
         7.2      Termination of the Plan..................................  9

VIII.    MISCELLANEOUS.....................................................  9

         8.1      Governing Law............................................  9
         8.2      Headings and Gender......................................  9
         8.3      Participant's Rights; Acquittance........................  9
         8.4      Spendthrift Clause.......................................  9
         8.5      Counterparts............................................. 10
         8.6      No Enlargement of Employment Rights...................... 10
         8.7      Limitations on Liability................................. 10
         8.8      Incapacity for Participant or Beneficiary................ 10
         8.9      Corporate Successors..................................... 10
         8.10     Evidence................................................. 10
         8.11     Action by Employer....................................... 10
         8.12     Severability............................................. 10

         SIGNATURES   ..................................................... 11



                                      -ii-
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                                  INTRODUCTION
                                  ------------

         The purpose of this Plan is to permit a select group of management or highly compensated Employees to elect to defer incentive compensation from the Employers without regard to the limitations imposed by the Internal Revenue Code on the benefits which may accrue to those Employees under the Employers' tax-qualified retirement plans. It is the intention of the Company that the Plan shall constitute an unfunded arrangement maintained for the purpose of providing deferred compensation for that select group of management or highly compensated Employees for federal income tax purposes and for purposes of Title I of the Employee Retirement Income Security Act of 1974, as amended.

                                    ARTICLE I
                                   DEFINITIONS
                                   -----------

         Whenever the initial letter of the following words or phrases is capitalized in this Plan, those words and phrases shall have the meanings stated below unless a different meaning is plainly required by the context:

         1.1 "Accounting Date" means the last day of each month (and any other date selected by the Committee).

         1.2 "Board" means the Board of Directors of the Company.

         1.3 "Committee" means the Compensation Committee of the Board.

         1.4 "Company" means Monroe Bancorp.

         1.5 "Incentive Compensation" means the Participant's annual bonuses and other forms of compensation payable by an Employer and designated as Incentive Compensation by the Board or Committee, including any Participant Salary Deferral Contributions made on behalf of the Participant under this Plan or salary reductions made pursuant to a plan which qualifies under Section 401(k) of the Internal Revenue Code and/or Section 125 of the Internal Revenue Code.

         1.6 "Deferral Account" means the individual bookkeeping account maintained for each Participant in accordance with Section 3.3(a).

         1.7 "Disability" means any mental or physical disability that would render the Participant unable to perform his duties as an executive officer of an Employer.

         1.8 "Effective Date" means January 1, 1999.

         1.9 "Employee" means any individual who is a "common-law employee" of an Employer.

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         1.10 "Employer" means the Company and any other entity the Company allows to adopt and become a participating Employer under the Plan.

         1.11 "Participant" means an Employee who is a salaried executive officer of an Employer and who becomes a Participant pursuant to the provisions of Article II of the Plan.

         1.12 "Participant Salary Deferral Contributions" means contributions made to the Plan pursuant to Section 3.1 by an Employer, at the election of the Participant, in lieu of Incentive Compensation, under a Participation Agreement between the Participant and an Employer. Although the term "contribution" is used for ease of reference, credits to Participants' Deferral Accounts under the Plan are merely credits to a bookkeeping account.

         1.13 "Participation Agreement" means one or more written agreements between the Participant and an Employer pursuant to which the Participant elects to make Participant Salary Deferral Contributions, designates his beneficiary(ies), elects a form of distribution and elects the time at which his benefit will be distributed under the Plan.

         1.14 "Plan" means the deferred compensation plan embodied herein, as amended from time to time, known as the Monroe Bancorp Executives' Deferred Compensation Plan.

         1.15 "Plan Year" means the 12-month period beginning each January 1 and ending on the following December 31.

         1.16 "Rabbi Trust" means the rabbi trust established by the Company with a corporate trustee to provide for the benefits created by this Plan.

                                   ARTICLE II
                          ELIGIBILITY AND PARTICIPATION
                          -----------------------------

         Any duly elected and serving executive officer of an Employer is eligible to become a Participant in the Plan provided the Employee is designated as a Participant by the Committee in writing. A designated Employee will become a Participant as of the later of the Effective Date or the date specified by the Committee. A Participant may be removed as an active Participant by the Committee effective as of any date, so that he will not be entitled to make deferrals under Article III on or after that date.

                                   ARTICLE III
                          CONTRIBUTIONS AND ALLOCATIONS
                          -----------------------------

         3.1 Participant Salary Deferral Contributions.

                  (a) Salary Deferral Elections. Subject to the terms and limitations of this Article III, an Employer shall reduce a Participant's Incentive Compensation and make a Salary Deferral Contribution on behalf of each Participant with respect to whom a Participation Agreement is in effect. The Participation Agreement shall specify the percentage (or dollar amount) of the Participant's Incentive Compensation to be deferred as is mutually agreed upon between the Participant and the Committee. Such percentage (or dollar amount) shall remain in effect thereafter until another percentage (or dollar amount) is agreed upon by the Participant and the Committee in accordance with the provisions of Section 3.2 or until the Committee notifies the Participant that the Participant is no longer eligible to make contributions under this Section 3.1.

                  (b) Limit on Contributions. A Participant may defer up to 100% of his Incentive Compensation.

         3.2 Participation Agreement.

                  (a) Requirement for Participation Agreement. As a condition to an Employer's and the Committee's obligation to credit Participant Salary Deferral Contributions for the benefit of a Participant pursuant to Section 3.1, the Participant must execute a Participation Agreement with the Committee (on such forms as shall be prescribed by the Committee) in which it is agreed that the Participant's Employer will withhold payment of all or a portion of the Participant's Incentive Compensation and shall credit such amount withheld to the Participant's Deferral Account at the times set forth in Section 3.3.

                  (b) Timing of Execution and Delivery of Participation Agreement. A Participation Agreement must be executed by the Participant and the Committee on or prior to December 31 of the calendar year preceding the calendar year the Participant is entitled to receive the Incentive Compensation with respect to which the Participant Salary Deferral Contributions specified in the Participation Agreement relate. For example, to defer Incentive Compensation earned in 2002 and payable in 2003, a Participation Agreement must be executed on or before December 31, 2002. This provision will be effective for any Incentive Compensation paid on or after January 1, 1999, including elections made prior to that date.

                  (c) Modification of Participant Salary Deferral Contributions. At any time, a Participant and the Committee may execute and deliver an amended Participation Agreement which increases, decreases, commences or terminates Participant Salary Deferral Contributions which are attributable to the Participant's Incentive Compensation. Provided, however, such amended Participation Agreement must be executed by the Participant and the Committee on or prior to December 31 of the calendar year preceding the calendar year the Participant is entitled to receive the Incentive Compensation with respect to which the Participant Salary Deferral Contributions specified in the Participation Agreement relate.

         3.3 Allocation of Contributions and Earnings.

                  (a) Deferral Account. The Committee shall establish and maintain a Deferral Account in the name of each Participant, to which the Committee shall credit all amounts to be allocated to each Participant pursuant to Sections 3.1 and 3.2 and from which the Committee shall debit all amounts paid to the Participant or his designated beneficiary pursuant to Article V.

                  (b) Accounting. As of each Accounting Date the Participants' Deferral Accounts will be adjusted as follows:

                           (i) First, by charging a Participant's Deferral Account with any payments made to or on behalf of that Participant or his designated beneficiary since the last Accounting Date.

                           (ii) Second, by adjusting the balances in all the Participants' Deferral Accounts, pro rata, so that the total of the Deferral Account balances equal the adjusted net worth of the Rabbi Trust fund (as determined below) as of that Accounting Date.

                           (iii) Finally, by crediting each Participant's Deferral Account with any Participant Salary Deferral Contributions that are to be allocated to his Deferral Account as of that Accounting Date.

                           The "adjusted net worth of the Rabbi Trust fund" as of any Accounting Date means the fair market value of all the property held by the trustee under that trust on that date, less an amount equal to the contributions made to the trustee since the previous Accounting Date.

                  (c) Crediting of Contributions. Participant Salary Deferral Contributions shall be credited to a Participants' Deferral Account as of the last day of the month in which the deferred amount is contributed to the Rabbi Trust. Deferred amounts will be contributed to the Rabbi Trust as soon as practicable following the date withheld from the Participant's Incentive Compensation.


                                   ARTICLE IV
                           INVESTMENT OF CONTRIBUTIONS
                           ---------------------------

         4.1 Investments. All contributions under the Plan shall be credited to each Partici-pant's Deferral Account as provided in Section 3.3. No provision of the Plan shall impose or be deemed to impose any obligation upon the Company, other than an unsecured contractual obligation to make a cash payment to Participants and their beneficiaries in accordance with the terms of the Plan. Benefits payable under the Plan shall be paid directly by the Company from its general assets to the extent not paid from the Rabbi Trust.

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         4.2 Unsecured Contractual Rights. The Plan at all times shall be unfunded and shall constitute a mere promise by the Company to make benefit payments in the future. Notwith-standing any other provision of this Plan, neither a Participant nor his designated beneficiary shall have any preferred claim on, or any beneficial ownership interest in, any assets of the Company prior to the time benefits are paid as provided in Article V, including any Incentive Compensation deferred by the Participant. All rights created under this Plan shall be mere unsecured contractual rights of the Participant against the Company.

                                    ARTICLE V
                                  DISTRIBUTIONS
                                  -------------

         5.1 Time of Payment of Benefits. All amounts credited to a Participant's Deferral Account shall be or shall commence to be distributed to or for the benefit of a Participant (or his designated beneficiary) on a date selected by the Participant in his Participation Agreement or upon his earlier death or Disability.

         5.2 Method of Payment of Benefits. The balance of a Participant's Deferral Account shall be paid by the Company in cash or kind, as determined by the Committee, in one of the following methods effectively elected by the Participant in his Participation Agreement:

                  (a)      A single lump sum.

                  (b) Monthly installments payable over a period not in excess of 10 years as shall be elected by the Participant.

                  (c)      A combination of the methods specified in subsections
                           (a) and (b).

         5.3 Benefit Payment Elections.

                  (a) In order to be effective, a Participant's election of the manner in which his benefits shall be distributed (including benefits which become payable as a result of the Participant's death) must be made by delivering a Participation Agreement or an amended Participation Agreement to the Committee not later than 60 days prior to the beginning of the Plan Year in which the distribution event occurs. If the Participant does not elect a form of distribution under Section 5.2, or such election is not timely or properly made under this Section 5.3, his Employer shall pay the entire benefit in the form of a single lump sum.

                  (b) In the event a Participant properly elects and is eligible to receive his Deferral Account in the form specified in Section 5.2(b), the Participant must specify in his written election the number of years over which the monthly installments are to be distributed.

                  (c) In the event a Participant properly elects and is eligible to receive his Deferral Account in the form specified in Section 5.2(c), the Participant must specify in his written election the percentage of the account which will be distributed in a single lump sum and the percentage of the account which will be distributed in installments, including the number of years over which such installments shall be distributed.

         5.4 Death of the Participant and Beneficiary Designation.

                  (a) Form and Time of Payment. In the event of a Participant's death, the balance in his Deferral Account shall be paid to his designated beneficiary in a single lump sum. Such distribution shall be made as soon as practicable following the date of the Participant's death.

                  (b) Designation of Beneficiaries. The Participant may designate a primary and contingent beneficiary or beneficiaries on forms provided by the Committee, which for this purpose may include the Participation Agreement. Such designation may be changed at any time for any reason by the Participant. If the Participant fails to designate a beneficiary, or if such designation shall for any reason be illegal or ineffective, or if the designated beneficiary(ies) shall not survive the Participant, his benefits under the Plan shall be paid: (i) to his surviving spouse;
                           (ii) if there is no surviving spouse, to the duly appointed and qualified executor or other personal representative of the Participant to be distributed in accordance with the Participant's will or applicable intestacy law; or (iii) in the event that there shall be no such representative duly appointed and qualified within 45 days after the date of death of the Participant, then to such persons as, at the date of his death, who would be entitled to share in the distribution of the Participant's estate under the provisions of the applicable statutes then in force governing the descent of intestate property, in the proportions specified in such statute. The Committee may determine the identity of the distributees, and in so doing may act and rely upon any information it may deem reliable upon reasonable inquiry, and upon any affidavit, certificate, or other document believed by it to be genuine, and upon any evidence believed by it to be sufficient.

                                   ARTICLE VI
                               PLAN ADMINISTRATION
                               -------------------

         6.1 Administration by the Committee. The Committee shall be responsible for administering the Plan. Except as the Company shall otherwise expressly determine, the Committee shall be charged with the full power and the responsibility for administering the Plan in all its details.

         6.2 Powers and Responsibilities of the Committee.

                  (a) The Committee shall have all powers necessary to administer the Plan, including the power to construe and interpret the Plan documents; to decide all questions relating to an individual's eligibility to participate in the Plan; to determine whether a Participant has actually retired or terminated employment; to determine the amount, manner and timing of any distribution of benefits or withdrawal under the Plan; to resolve any claim for benefits in accordance with Section 6.4, and to appoint or employ advisors, including legal counsel, to render advice with respect to any of the Committee's responsibilities under the Plan. Any construction, interpretation, or application of the Plan by the Committee shall be final, conclusive and binding. All actions by the Committee shall be taken pursuant to uniform standards applied to all persons similarly situated.

                  (b) Records and Reports. The Committee shall be responsible for maintaining sufficient records to determine each Participant's eligibility to participate in the Plan, and the Incentive Compensation of each Participant for purposes of determining the amount of contributions that may be made by or on behalf of the Participant under the Plan.

                  (c) Rules and Decisions. The Committee may adopt such rules as it deems necessary, desirable, or appropriate in the administration of the Plan. All rules and decisions of the Committee shall be applied uniformly and consistently to all Participants in similar circumstances. When making a determination or calculation, the Committee shall be entitled to rely upon information furnished by a Participant or beneficiary, the Employer or the legal counsel of the Company.

                  (d) Application and Forms for Benefits. The Committee may require a Participant or beneficiary to complete and file with it an application for a benefit, and to furnish all pertinent information requested by it. The Committee may rely upon all such information so furnished to it, including the Participant's or beneficiary's current mailing address.

         6.3 Liabilities. The Committee shall be indemnified and held harmless by the Employers with respect to any actual or alleged breach of responsibilities performed or to be performed under the Plan.

         6.4 Claims Procedure.

                  (a) Filing a Claim. Any Participant or Beneficiary under the Plan may file a written claim for a Plan benefit with the Committee or with a person named by the Committee to receive claims under the Plan.

                  (b) Notice of Denial of Claim. In the event of a denial or limitation of any benefit or payment due to or requested by any Participant or beneficiary under the Plan ("claimant"), the claimant shall be given a written notification containing specific reasons for the denial or limitation of his benefit. The written notification shall contain specific reference to the pertinent Plan provisions on which the denial or limitation of his benefit is based. In addition, it shall contain a description of any other material or information necessary for the claimant to perfect a claim, and an explanation of why such material or information is necessary. The notification shall further provide appropriate information as to the steps to be taken if the claimant wishes to submit his claim for review. This written notification shall be given to a claimant within 90 days after receipt of his claim by the Committee unless special circumstances require an extension of time for processing the claim. If such an extension of time for processing is required, written notice of the extension shall be furnished to the claimant prior to the termination of said 90-day period, and such notice shall indicate the special circumstances which make the postponement appropriate.

                  (c) Right of Review. In the event of a denial or limitation of his benefit, the claimant or his duly authorized representative shall be permitted to review pertinent documents and to submit to the Committee issues and comments in writing. In addition, the claimant or his duly authorized representative may make a written request for a full and fair review of his claim and its denial by the Committee; provided, however, that such written request must be received by the Committee (or its delegate to receive such requests) within 60 days after receipt by the claimant of written notification of the denial or limitation of the claim. The 60-day requirement may be waived by the Committee in appropriate cases.

                  (d) Decision on Review. A decision shall be rendered by the Committee within 60 days after the receipt of the request for review, provided that where special circumstances require an extension of time for processing the decision, it may be postponed on written notice to the claimant (prior to the expiration of the initial 60-day period) for an additional 60 days after the receipt of such request for review. Any decision by the Committee shall be furnished to the claimant in writing and shall set forth the specific reasons for the decision and the specific Plan provisions on which the decision is based.

                  (e) Court Action. No Participant or beneficiary shall have the right to seek judicial review of a denial of benefits, or to bring any action in any court to enforce a claim for benefits prior to filing a claim for benefits or exhausting his rights to review under this Section 6.4.

         6.5 Income and Employment Tax Withholding. The Company shall be responsible for withholding, and the Participant shall agree to such withholdings in his Participation Agreement from the Participant's Incentive Compensation or from the distribution of his benefit under the Plan of all applicable federal, state, city and local taxes.

                                   ARTICLE VII
                      AMENDMENT AND TERMINATION OF THE PLAN
                      -------------------------------------

         7.1 Amendment of the Plan. The Company shall have, in its sole discretion, the right at any time for any reason to modify, alter or amend the Plan in whole or in part.

         7.2 Termination of the Plan. The Company reserves the right, in its sole discretion, at any time for any reason to terminate the Plan or to reduce or cease benefit accruals at any time.

                                  ARTICLE VIII
                                  MISCELLANEOUS
                                  -------------

         8.1 Governing Law. The Plan shall be construed, regulated and administered according to the laws of the State of Indiana, except in those areas preempted by the laws of the United States of America in which case such laws will control.

         8.2 Headings and Gender. The headings and subheadings in the Plan have been inserted for convenience of reference only and shall not affect the construction of the provisions hereof. In any necessary construction the masculine shall include the feminine and the singular the plural, and vice versa.

         8.3 Participant's Rights; Acquittance. No Participant shall acquire any right to be retained in an Employer's employ by virtue of the Plan, nor, upon his dismissal, or upon his voluntary termination of employment, shall he have any right or interest in or to any Plan assets other than as specifically provided herein.

         8.4 Spendthrift Clause. No benefit or interest available hereunder will be subject in any manner to anticipation, alienation, sale, transfer, assignment, pledge, encumbrance, attachment or garnishment by creditors of the Participant or the Participant's designated beneficiary, either voluntarily or involuntarily.

         8.5 Counterparts. This Plan may be executed in any number of counterparts, each of which shall constitute but one and the same instrument and may be sufficiently evidenced by any one counterpart.

         8.6 No Enlargement of Employment Rights. Nothing contained in the Plan shall be construed as a contract of employment between an Employer and any person, nor shall the Plan be deemed to give any person the right to be retained in the employ of an Employer or limit the right of an Employer to employ or discharge any person with or without cause, or to discipline any Employee.

         8.7 Limitations on Liability. Notwithstanding any of the preceding provisions of the Plan, no officer or employee of an Employer, no member of the Committee nor any individual acting as an employee or agent of any of them shall be liable to any Participant, Employee or beneficiary for any claim, loss, liability or expense incurred in connection with the Plan, except when the same shall have been judicially determined to be due to the gross negligence or willful misconduct of such person.

         8.8 Incapacity of Participant or Beneficiary. If any person entitled to receive a distribution under the Plan is physically or mentally incapable of personally receiving and giving a valid receipt for any payment due (unless prior claim therefor shall have been made by a duly qualified guardian or other legal representative), then, unless and until claim therefor shall have been made by a duly appointed guardian or other legal representative of such person, the Committee may provide for such payment or any part thereof to be made to any other person or institution then contributing toward or providing for the care and maintenance of such person. Any such payment shall be a payment for the account of such person and a complete discharge of any liability of the Employers and the Plan.

         8.9 Corporate Successors. The Plan shall not be automatically terminated by a transfer or sale of assets of the Company or by the merger or consolidation of the Company into or with any other corporation or other entity ("Transaction"), but the Plan shall be continued after the Transaction only if and to the extent that the transferee, purchaser or successor entity agrees to continue the Plan.

         8.10 Evidence. Evidence required of anyone under the Plan may be by certificate, affidavit, document or other information which the person relying thereon considers pertinent and reliable, and signed, made or presented by the proper party or parties.

         8.11 Action by Employer. Any action required of or permitted by an Employer under the Plan shall be by resolution of its Board of Directors or, for the Company, by resolution of the Board or the Committee or by a person or persons authorized by resolution of the Board or the Committee.

         8.12 Severability. In the event any provisions of the Plan shall be held to be illegal or invalid for any reason, such illegality or invalidity shall not affect the remaining parts of the Plan, and the Plan shall be construed and endorsed as if such illegal or invalid provisions had never been contained in the Plan.

                                   SIGNATURES
                                   ----------

         IN WITNESS WHEREOF, the Company has caused this Monroe Bancorp Executives' Deferred Compensation Plan to be amended and restated by its officers thereunder duly authorized, this 30th day of December, 1998, but effective as of January 1, 1999.

                                                     MONROE BANCORP

                                                     By:  /s/ Mark D. Bradford
                                                          --------------------
                                                     Its:  Secretary/Treasurer
                                                           -------------------
ATTEST:
By:  /s/ R. Scott Walters
     --------------------
Its:  Assistant Secretary/Assistant Treasurer
      ---------------------------------------

                               FIRST AMENDMENT OF
                                 MONROE BANCORP
                     EXECUTIVES' DEFERRED COMPENSATION PLAN
                     --------------------------------------

               (As Amended and Restated Effective January 1, 1999)


         WHEREAS, Monroe Bancorp ("Company") maintains the Monroe Bancorp Executives' Deferred Compensation Plan (As Amended and Restated Effective January 1, 1999) ("Plan"); and

         WHEREAS, the Company desires to amend the Plan to allow Participants to defer up to fifty (50) percent of their base salary; and

         NOW, THEREFORE, pursuant to the authority reserved to the Company to amend the Plan and delegated to the undersigned officers by action of the Board of Directors, the Plan is hereby amended, effective on and after May 1, 1999, as follows:

         1. By deleting the word "incentive" from the Introduction of the Plan.


         2. By substituting the following for Section 1.5 of the Plan:

                  "1.5 `Compensation' means the Participant's base salary, annual bonuses and any other forms of compensation payable by the Employer and designated as incentive compensation by the Board or Committee, including any Participant Salary Deferral Contributions made on behalf of the Participant under this Plan or salary reductions made pursuant to a plan which qualifies under Section 401(k) of the Internal Revenue Code and/or Section 125 of the Internal Revenue Code."

         3. By deleting the word "Incentive" wherever it appears in the following sections of the Plan:

                  Section 1.12
                  Section 3.1(a)
                  Section 3.2(a)
                  Section 3.2(b)
                  Section 3.2(c)
                  Section 3.3(c)
                  Section 4.2
                  Section 6.2(b)
                  Section 6.5

         4. By substituting the following for Section 3.1(b) of the Plan:

                  "(b) Limitations on Contributions. The maximum amount of a Participant's Compensation that may be subject to Participant Salary Deferral Contributions for a Plan Year shall be (i) 50 percent of the Participant's base salary and (ii) 100 percent of the Participant's annual bonuses or other incentive compensation."

         5. By substituting the phrase "will withhold payment of the Participant's Compensation in accordance with Section 3.1" for the phrase "will withhold payment of all or a portion of the Participant's Incentive Compensation" where that phrase appears in Section 3.2(a) of the Plan.

         6. By adding the following to the end of Section 3.2(b) of the Plan:

"Notwithstanding the foregoing, an election to defer base salary payable after May 1, 1999 may be made anytime prior to that date. Any election to defer base salary or any change to an election to defer base salary made after May 1, 1999 will only be effective for base salary payable sixty (60) days or more following the date the Participation Agreement containing the election is executed."




         IN WITNESS WHEREOF, the Company has caused this amendment to be executed on its behalf by its duly authorized officers this 15th day of April, 1999.


                                    MONROE BANCORP


                                    By: /s/ Charles G. Conville
                                        -----------------------

                                    Its: Chairman, President and Chief Executive
                                         ---------------------------------------
                                         Officer
                                         -------



ATTEST:

By:  /s/ Kathryn E. Burns
     --------------------

Its:  Vice President/Controller
      -------------------------

                               SECOND AMENDMENT OF
                                 MONROE BANCORP
                     EXECUTIVES' DEFERRED COMPENSATION PLAN
                     --------------------------------------

               (As Amended and Restated Effective January 1, 1999)


         WHEREAS, Monroe Bancorp (the "Company") maintains the Monroe Bancorp Executives' Deferred Compensation Plan (As Amended and Restated Effective January 1, 1999) (the "Plan"); and

         WHEREAS, the Company desires to amend the Plan to clarify the timing of distribution elections;

         NOW, THEREFORE, pursuant to the authority reserved to the Company to amend the Plan and delegated to the undersigned officers by action of the Board of Directors, the Plan is hereby amended, effective on and after January 1, 2000, by substituting the phrase "in which the Participant terminates employment with all the Employers or in which the benefit is otherwise scheduled to be distributed, if earlier" for the phrase "in which the distribution event occurs" where that phrase appears in Section 5.3 of the Plan.


         IN WITNESS WHEREOF, the Company has caused this amendment to be executed on its behalf by its duly authorized officers this 16th day of December, 1999.


                                           MONROE BANCORP


                                      By: /s/ Mark D. Bradford
                                          --------------------------------------

                                      Its: President and Chief Executive Officer
                                           -------------------------------------



ATTEST:

By: /s/ Gordon M. Dyott
    --------------------------------
Its: Vice President
     -------------------------------

                               THIRD AMENDMENT OF
                                 MONROE BANCORP
                     EXECUTIVES' DEFERRED COMPENSATION PLAN
                     --------------------------------------

               (As Amended and Restated Effective January 1, 1999)


         WHEREAS, Monroe Bancorp (the "Company") maintains the Monroe Bancorp Executives' Deferred Compensation Plan (As Amended and Restated Effective January 1, 1999) (the "Plan"); and

         WHEREAS, the Company desires to amend the Plan to change the timing of distribution elections and the manner of payment, and to update the claims procedures;

         NOW, THEREFORE, pursuant to the authority reserved to the Company to amend the Plan and delegated to the undersigned officers by action of the Board of Directors, the Plan is hereby amended, generally effective on and after January 1, 2004, unless otherwise specified herein, in the following particulars:

         1. By replacing the first sentence of Section 5.1 of the Plan with the following:

                  "All amounts credited to a Participant's Deferral Account, including any adjustments credited in accordance with Section 3.3(b), shall be or commence to be distributed to or for the benefit of a Participant (or his designated beneficiary) as soon as practicable following the Participant's death or Disability, or, if earlier, the later of (i) the last day of the Plan Year in which the Participant terminates employment with the Company as an executive officer, or (ii) an age (no later than age 70 1/2) specified by the Participant in his most recently filed Participation Agreement."

         2.       By replacing subsection 5.2(b) of the Plan with the following:

                  "(b) Installments payable at such quarterly, semi-annual or annual intervals, over a period not in excess of 20 years, as shall be elected by the Participant."

         3. By adding the following sentence to follow the first sentence of Section 5.3(a) effective December 18, 2003:

                  "Notwithstanding the preceding sentence a Participant may elect to change the manner in which the benefits shall be distributed (including benefits which become payable as a result of the Participant's death) by delivering an amended Participation Agreement to the Committee by December 31, 2003 and such election shall be effect 60 days after the Committee receives the election."

         4.       By deleting the word "monthly" from Section 5.3(b).

         5.       By replacing subsection 5.4(a) of the Plan with the following:

                  "(a) In the event of a Participant's death prior to any distribution of benefits, the balance in the Participant's Deferral Account shall be paid or commence to be paid to the Participant's designated beneficiary in the manner elected by the Participant in his most recently filed Participation Agreement. Such distribution shall be paid or commenced as soon as practicable following the date of the Participant's death. If the Participant dies after distribution of his benefits under the Plan has commenced, his remaining benefit, if any, shall be distributed in the same manner and at the same time(s) as such benefit was being distributed prior to his death, or in a single sum, if effectively elected by the Participant in his most recently filed Participation Agreement."

         6. By replacing Section 6.4 of the Plan with the following effective January 1, 2002:

                  "6.4     Claims and Review Procedure.

                  (a) Procedures Governing the Filing of Benefit Claims. All Benefit Claims must be filed on the appropriate claim forms available from the Committee or in accordance with the procedures established by the Committee for claim purposes. A "Benefit Claim" means a request for a Plan benefit or benefits, made by a Claimant or by an authorized representative of a Claimant, which complies with the Plan's procedures for making benefit claims. "Claimant" means a Participant or a beneficiary who is claiming entitlement to the payment of any benefit under the Plan.

                  (b) Notification of Benefit Determinations. The Committee will notify a Claimant, in accordance with subsection
                           (c) below, of the Plan's benefit determination within a reasonable period of time after receipt of a Benefit Claim, but not later than 90 days (45 days in the case of a Disability Claim) after receipt of the Benefit Claim by the Plan.

                           If special circumstances require an extension of time for processing the Benefit Claim, the Committee will notify the Claimant of the extension prior to the termination of the initial period described above. The notice will indicate the special circumstances requiring the extension of time and the date by which the Plan expects to make the benefit determination. In no event will the extension exceed a period of 90 days from the end of the initial period.

                           In the case of a Disability Claim, the extension period will not exceed 30 days, unless prior to the end of first 30-day extension period, the Committee determines that, due to matters beyond its control, a decision cannot be rendered within the extension period, in which case the period for making the determination may be extended for an additional 30 days.

                           Every Disability Claim notice will specifically explain the standards on which entitlement to a benefit is based, the unresolved issues that prevent a decision on the claim, the additional information needed to resolve those issues and the Claimant's right to provide the specified information within 45 days. If the extension is in effect due to the Claimant's failure to submit information necessary to decide a Disability Claim, the period for making the benefit determination will be tolled from the date on which the notice of the extension is sent to the Claimant until the date on which the Claimant responds to the request for information. The term "Disability Claim" means a request for a Plan benefit made by a Claimant due to the purported Disability of a Plan Participant.

                  (c) Manner and Content of Notification of Benefit Determinations. All notices given by the Committee under the Plan will be given to a Claimant, or to his authorized representative, in a manner that satisfies the standards of 29 CFR 2520.104b-1(b) as appropriate with respect to the particular material required to be furnished or made available to that individual. The Committee may provide a Claimant with either a written or an electronic notice of the Plan's benefit determination. Any electronic notification will comply with the standards imposed by 29 CFR 2520.104b-1(c)(1)(i), (iii) and (iv). In the case of an Adverse Benefit Determination, the notice will set forth, in a manner calculated to be understood by the
                           Claimant:

                           (i)      The specific reasons for the adverse
                                    determination;

                           (ii) Reference to the specific Plan provisions (including any internal rules, guidelines, protocols, criteria, etc.) on which the determination is based;

                           (iii) A description of any additional material or information necessary for the Claimant to complete the claim and an explanation of why such material or information is necessary;

                           (iv) For a Disability Claim, the identification of any medical or vocational experts whose advice was obtained on behalf of the Plan in connection with Claimant's Adverse Benefit Determination, without regard to whether the advice was relied upon; and

                           (v)      A description of the Plan's review
                                    procedures and the time limits applicable to such procedures.

                  (d) Appeal of Adverse Benefit Determinations. A Claimant who receives an Adverse Benefit Determination and desires a review of that determination must file, or his authorized representative must file on his behalf, a written request for a review of the Adverse Benefit Determination, not later than

                           60 days (180 days for a Disability Claim) after receiving the determination.

                           The written request for a review must be filed with the Committee. Upon receiving the written request for review, the Committee will advise the Claimant, or his authorized representative, in writing that:

                           (i)      The Claimant, or his authorized
                                    representative, may submit written comments, documents, records, and any other information relating to the claim for benefits; and

                           (ii) The Claimant will be provided, upon request of the Claimant or his authorized representative, reasonable access to, and copies of, all documents, records, and other information relevant to the Claimant's Benefit Claim, without regard to whether those documents, records, and information were considered or relied upon in making the Adverse Benefit Determination that is the subject of the appeal.

                  (e) Benefit Determination on Review. All appeals by a Claimant of an Adverse Benefit Determination will receive a full and fair review by an appropriate named fiduciary of the Plan. In the case of a Disability Claim, the named fiduciary will not be:
                           (i) the party who made the Adverse Benefit
                           Determination that is the subject of the appeal, nor
                           (ii) the subordinate of that party. In performing this review for a Disability Claim, the named fiduciary will take into account all comments, documents, records, and other information submitted by the Claimant (or the Claimant's authorized representative) relating to the claim, without regard to whether the information was submitted or considered in the initial benefit determination, and will not afford deference to the initial Adverse Benefit Determination. For a Disability Claim, the named fiduciary will consult with a healthcare professional who has appropriate training and experience in the field of medicine involved in the medical judgment and who was not consulted in connection with the Adverse Benefit Determination and who is not the subordinate of such an individual if the named fiduciary believes that such a consultation is necessary to properly complete the review process.

                  (f) Notification of Benefit Determination on Review. The Committee will notify a Claimant, in accordance with subsection (g) below, of the Plan's benefit determination on review within a reasonable period of time, but not later than 60 days (45 in the case of a Disability Claim) after the Plan's receipt of the Claimant's request for review of an Adverse Benefit Determination. If, however, special circumstances require an extension of time for processing the review by the named fiduciary, the Claimant will be notified, prior to the termination of the initial 60 (or 45) day period, of the special circumstances requiring the extension and the date by which the Plan expects to render the Plan's benefit determination on review, which will not be later than 120 days (90 days in the case of a Disability Claim) after receipt of a request for review. Provided, however, in the case of a Plan with a Committee or other group designated as the appropriate named fiduciary that holds regularly scheduled meetings at least quarterly, the time limit of this subsection will be modified in accordance with 29 CFR 2560.503-1(i)(1)(ii) or 29 CFR
                           2560.503-1(i)(3)(ii), whichever is applicable.

                           If the extension period is in effect for a Disability Claim but the extension is due to the Claimant's failure to submit information necessary to decide a claim, the period for making the benefit determination on review will be tolled from the date on which notification of the extension is sent to the Claimant until the date on which the Claimant responds to the request for additional information.

                  (g) Manner and Content of Notification of Benefit Determination on Review. The Committee will provide a Claimant with notification of its benefit determination on review in a method described in subsection (c) above.

                           In the case of an Adverse Benefit Determination on review, the notification must set forth, in a manner calculated to be understood by the Claimant:

                           (a) The specific reasons for the adverse determination on review;

                           (b) Reference to the specific Plan provisions (including any internal rules, guidelines, protocols, criteria, etc.) on which the benefit determination on review is based;

                           (c) A statement that the Claimant is entitled to receive, upon request and free of charge, reasonable access to, and copies of, all documents, records and other information relevant to the Claimant's Benefit Claim, without regard to whether those records were considered or relied upon in making the Adverse Benefit Determination on review, including any reports, and the identities, of any experts whose advice was obtained.

                  (h) Court Action. No Participant or beneficiary shall have the right to seek judicial review of a denial of benefits, or to bring any action in any court to enforce a claim for benefits, prior to filing a claim for benefits and exhausting his rights to review under this Section 6.4.

         IN WITNESS WHEREOF, the Company has caused this amendment to be executed on its behalf by its duly authorized officers this 18th day of Decenber, 2003.

                                     MONROE BANCORP


                                     By: /s/ Mark D. Bradford
                                         --------------------

                                     Its: /s/ President, Chief Executive Officer
                                          --------------------------------------

ATTEST:

By:  /s/ R. Scott Walters
     --------------------

Its:  Secretary
      ---------